UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-00841	27-6822130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

Indenture – 7.500% Senior Secured Notes due 2023

On August 16, 2018, FS Energy and Power Fund (the “Fund” or “we”), U.S. Bank National Association (the “Trustee”) and certain subsidiaries of the Fund entered into an Indenture (the “Indenture”) relating to the Fund’s issuance of $500 million aggregate principal amount of its 7.500% Senior Secured Notes due 2023 (the “Notes”). The net proceeds from the sale of the Notes were used, in part, by the Fund to satisfy certain existing indebtedness. Remaining proceeds will be used for general corporate purposes, including for portfolio investments.

The Notes will mature on August 15, 2023, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes bear interest at a rate of 7.500% per year, calculated on the basis of a 360-day year comprised of twelve 30-day periods, accruing from August 16, 2018. The Notes will not be entitled to the benefit of any mandatory sinking fund. Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2019.

The Notes are general senior secured obligations of the Fund and rank pari passu in right of payment to all of the Fund’s existing and future unsubordinated indebtedness and other liabilities. The Notes are secured, subject to certain exceptions, by (i) a first priority security interest in (a) certain of the Fund’s portfolio investments, and related assets, designated by the Fund from time to time as Secured Notes First Priority Collateral (as defined in the Indenture) and (b) substantially all of the Fund’s other assets that do not constitute Secured Notes First Priority Collateral or Credit Facility First Priority Collateral (each as defined in the Indenture) (together, the “Shared Collateral”), and (ii) a second priority security interest in certain of the Fund’s portfolio investments, and related assets, designated by the Fund from time to time as Credit Facility First Priority Collateral. The Notes are and will be guaranteed on a secured basis, jointly and severally, by the Fund’s existing and future direct and indirect domestic subsidiaries that guarantee the New Credit Facilities (defined below).

The Indenture contains certain covenants, including the requirement that the Fund maintain a Notes Priority Collateral Coverage Ratio (as defined in the Indenture) of at least 1.5x and a debt-to-equity ratio of less than or equal to 1.0x.

Upon the occurrence of certain Events of Default (as defined in the Indenture), the Trustee under the Indenture or the holders of at least 25% in the aggregate principal amount of the then-outstanding Notes may declare all of the Notes to be due and payable immediately.  Upon the occurrence of certain Events of Default related to bankruptcy, insolvency and similar events, then all of the outstanding Notes, including accrued and unpaid interest thereon and premiums, if any, shall become due and payable automatically. In addition, if a Change of Control (as defined in the Indenture) occurs prior to maturity of the Notes, the Fund will be required to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

The Notes were offered only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Fund incurred certain customary costs and expenses in connection with the issuance of the Notes, and the Notes were sold subject to certain discounts.

New Credit Agreement

On August 16, 2018, the Fund entered into that certain Senior Secured Credit Agreement (the “New Credit Agreement”), by and among the Fund, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and collateral agent, and the other parties signatory thereto. The New Credit Agreement provides for borrowings in an aggregate amount of $585 million, consisting of (i) $195 million of term loans in U.S. dollars (the “Term Loan Facility”) and (ii) a $390 million revolving credit facility (the “Revolving Credit Facility,” and together with the Term Loan Facility, the “New Credit Facilities”) available in U.S. dollars and certain agreed upon foreign currencies from August 16, 2018 until February 16, 2022 (the “Availability Period”). Obligations under the New Credit Agreement mature on February 16, 2023.

Interest on the New Credit Facilities will accrue (i) for loans bearing interest by reference to the eurocurrency rate at a rate equal to 2.75% per annum plus the one-, two-, three- or six-month adjusted eurocurrency rate, as elected by the Fund from time to time, and (ii) for loans bearing interest by reference to the base rate at a rate equal to 1.75% per annum plus the greater of (w) the rate of interest quoted by The Wall Street Journal as the “Prime Rate” in the United States on such date, (x) the Federal Reserve Bank of New York Rate for such day plus 0.50%, (y) the adjusted eurocurrency rate for a one month interest period on such day plus 1%, and (z) 1% per annum. Interest is payable in arrears at the end of each interest period (or at three-month intervals for interest periods longer than three months) for eurocurrency borrowings and quarterly for base rate borrowings. In addition, during the Availability Period, the Fund will pay a commitment fee at a rate equal to 50 basis points on the average daily undrawn revolving commitment.

The Fund’s obligations under the New Credit Agreement are secured, subject to certain exceptions, by (i) a first priority security interest in (a) the Credit Facility First Priority Collateral and (b) the Shared Collateral, and (ii) a second priority security interest in the Notes First Priority Collateral.

Pursuant to the New Credit Agreement, the Fund has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type, including the following financial covenants: (a) the Fund’s minimum consolidated shareholders’ equity measured as of each fiscal quarter-end must be at least equal to the sum of (1) 65% of the difference of the Fund’s shareholders’ equity as of August 16, 2018 less the lesser of amounts paid by the Fund to purchase its shares of common stock in connection with a tender offer upon a listing and $250 million, plus (2) 50% of the net proceeds of any sale of equity interests of the Fund after August 16, 2018; and (b) the Fund must maintain at all times a 200% asset coverage ratio.

The New Credit Agreement contains events of default customary for financings of this type as described therein. Upon the occurrence of certain events of default, JPMorgan, at the instruction of the Lenders, may terminate any remaining commitments and declare the outstanding loans and other obligations under the New Credit Agreement immediately due and payable. Upon the occurrence of events of default related to bankruptcy, insolvency and similar events, the commitments will automatically terminate and the outstanding loans and other obligations under the Credit Facilities will become immediately due and payable. During the continuation of certain events of default and subject, in certain cases, to the instructions of the Lenders, the Fund must pay interest at a default rate.

The Fund incurred certain customary fees, costs and expenses in connection with the closing of the New Credit Agreement.

Guarantee and Security Agreement

On August 16, 2018, in connection with the issuance of the Notes and the Fund’s entry into the New Credit Agreement, the Fund and its subsidiary guarantors entered into a guarantee and security agreement (the “Security Agreement”) with JPMorgan, as collateral agent. Pursuant to the Security Agreement, the Fund and each subsidiary guarantor granted to JPMorgan, as collateral agent, a first priority security interest in all of the Notes First Priority Collateral for the benefit of the holders of the Notes, a first priority security interest in all of the Credit Facility First Priority Collateral for the secured parties under the New Credit Facilities and a first priority security interest in all of the Shared Collateral for the ratable benefit of the holders of the Notes and the secured parties under the New Credit Facilities.

Collateral Agency and Intercreditor Agreement

On August 16, 2018, in connection with the Fund’s entry into the Indenture, the New Credit Agreement and the Security Agreement, the Fund and its subsidiary guarantors entered into a Collateral Agency and Intercreditor Agreement with JPMorgan, as the initial credit facility representative and collateral agent, and U.S. Bank National Association, as initial Notes representative, pursuant to which JPMorgan agreed to act, pursuant to the terms thereof, as collateral agent for the holders of the Secured Obligations (as defined in the Security Agreement).

The foregoing descriptions of the Indenture, the New Credit Agreement, the Security Agreement and the Collateral Agency and Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the New Credit Agreement, the Security Agreement and the Collateral Agency and Intercreditor Agreement, each filed as an exhibit hereto and incorporated by reference herein.

Item 1.02.             Termination of a Material Definitive Agreement.

Termination of the Barclays Credit Facility

On August 16, 2018, in connection with the New Credit Agreement and the issuance of the Notes, Bryn Mawr Funding LLC, a wholly-owned financing subsidiary of the Fund, repaid and terminated its revolving credit facility, as amended, originally entered into on May 18, 2016 with Barclays Bank PLC, as administrative agent, and the lenders from time to time party thereto.

Termination of the BNP Facility

On August 16, 2018, in connection with the New Credit Agreement and the issuance of the Notes, Berwyn Funding LLC, a wholly-owned financing subsidiary of the Fund, repaid and terminated its committed facility arrangement, as amended, originally entered into on December 11, 2013 with BNP Paribas Prime Brokerage International, Ltd, as assignee of BNP Paribas Prime Brokerage, Inc.

Termination of the Deutsche Bank Facility

On August 16, 2018, in connection with the New Credit Agreement and the issuance of the Notes, FSEP Term Funding, LLC (“FSEP Term Funding”), a wholly-owned, special purpose financing subsidiary of the Fund, repaid and terminated its revolving credit facility (the “Deutsche Bank Credit Facility”), originally entered into on June 24, 2011 with Deutsche Bank AG, New York Branch (“Deutsche Bank”), as administrative agent and a lender, and the other lenders party thereto. FSEP Term Funding paid certain fees to Deutsche Bank in connection with the repayment and termination of the Deutsche Bank Credit Facility, including a make whole fee calculated in accordance with the terms thereof.

Termination of the Fortress Facility

On August 16, 2018, in connection with the New Credit Agreement and the issuance of the Notes, Foxfields Funding LLC (“Foxfields Funding”), a wholly-owned financing subsidiary of the Fund, repaid and terminated the senior secured multiple draw term loan facility, as amended, originally entered into on November 6, 2015 with Fortress Credit Co LLC as administrative agent, the lenders party thereto and the other loan parties from time to time party thereto.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated August 16, 2018, by and between the Fund, U.S. Bank National Association, as trustee, and the guarantors named therein.

10.1

Senior Secured Credit Agreement, dated August 16, 2018, by and among the Fund, the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties signatory thereto.

10.2	Guarantee and Security Agreement, dated August 16, 2018, made by the Fund and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A. as collateral agent.

10.3

Collateral Agency and Intercreditor Agreement, dated August 16, 2018, by and among the Fund, the Fund’s subsidiaries parties thereto, JPMorgan Chase Bank, N.A., as the initial credit facility representative, U.S. Bank National Association as the initial secured notes representative and JPMorgan Chase Bank, N.A., as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: August 22, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary